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                                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                         State or Other
                                                                          Percentage     Jurisdiction of
                                                                              of         Incorporation
             Parent                             Subsidiary                 Ownership     of Subsidiary
Bay View Capital Corporation        Bay View Federal Bank, A Federal          100%         Delaware
                                    Savings Bank
Bay View Capital Corporation        Regent Financial Corporation              100%         California
Bay View Federal Bank               MoneyCare, Inc.                           100%         California
Bay View Federal Bank               Bay View Financial Corporation            100%         California
Bay View Financial Corporation      Bay View Auxiliary Corporation            100%         California
Bay View Financial Corporation      Bay Counties Insurance Agency, Inc.       100%         California
Bay View Financial Corporation      Carquinez Reserve, Inc.                   100%         California

The financial statements of the Registrant are consolidated with those of its subsidiaries